FIRST AMENDMENT TO MOTOR VEHICLE REMARKETING AGREEMENT



This First Amendment to Motor Vehicle Remarketing Agreement (the "First Amendment") is entered into as of January 8, 2001 by and among

AutoTradeCenter.com Inc. an Arizona corporation, whose address is 15170 North Hayden Road, Suite 5, Scottsdale AZ 85260 (hereinafter "ATC"); and

American Honda Finance Corporation, a California corporation, whose address is 700 Van Ness Avenue, Torrance, California 90501 (hereinafter "AHFC").

WHEREAS, ATC and AHFC entered into a Motor Vehicle Remarketing Agreement ("Agreement") dated as of December 15, 1999 whereby AHFC engaged ATC to assist AHFC in the sale and promotion of certain Honda Vehicles under the terms and conditions of the Agreement; and

WHEREAS, AHFC agreed to use the website and technology developed by ATC for AHFC (the "ATC/Honda website"), as reflected in the document entitled "Honda Website Overview" prepared by ATC and provided to AHFC (a copy of which is attached to the Agreement as Exhibit A), as its primary method of remarketing Honda Vehicles; and

WHEREAS, since the effective date of the Agreement ATC and AHFC have gained experience in the application, processes, and benefits of the technology and remarketing activities related thereto, and have determined that new opportunities exist to expand and enhance the remarketing program for Honda Vehicles; and

WHEREAS, ATC and AHFC have mutually agreed that it is in their respective best interests to amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

     1. Capitalized terms used in this First Amendment, which are defined in the Agreement, shall have the same meaning, unless otherwise herein defined.

     2. The Honda Vehicle Inter-Dealer Purchase System or VIPS will be a private label website hosted on the ATCADVANTAGE platform.

     3.  The Agreement is hereby amended as follows:

         a) The ATC/Honda website will heretofore be referred to as the ATCADVANTAGE website (the "ATCADVANTAGE website") as provided in the document entitled ATCADVANTAGE Expanded e Commerce Website Overview (a copy of which is attached to this First Amendment as Exhibit E).

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         b)   Paragraph 2. of the Agreement is hereby replaced in its entirety as follows:

     2. The term of this Agreement shall commence effective as of the 1st day of January 2001 and shall be for a period of thirty-six (36) months.

         AHFC may, at its option, terminate this Agreement upon sixty (60) days prior written notice to ATC ("Early Termination") at any time prior to December 31, 2003. If AHFC does not elect either Option #1 or Option #2, listed below, AHFC shall pay to ATC an Early Termination fee. If such Early Termination occurs after the date of this contract and
         before December 31, 2001, the Early Termination fee will be $   *   .
         If Early Termination occurs after January 1, 2002, and before December
         31, 2002, the early termination fee will be $   *   : If Early
         Termination occurs after January 1, 2003, and before June 30, 2003, the
         early termination fee will be $   *   : and if Early Termination occurs
         after July 1, 2003, and before December 31, 2003, the early termination
         fee will be $   *   .

         Following are the options available to AHFC, upon the earlier of Early Termination or the expiration of the Agreement at December 31, 2003.

         Option #1. In the event AHFC desires to continue using the ATCADVANTAGE technology, but also desires to bring the remarketing activities in house, ATC agrees to license the use of the ATCADVANTAGE technology to AHFC. The fee for such license is herein called "Data Management Fee". ATC will maintain, service and upgrade the ATCADVANTAGE technology for AHFC. ATC, however, will not provide remarketing services. Furthermore, AHFC agrees not to disclose or share the ATCADVANTAGE technology with any third party including, but not limited to, ATC competitors.

         If Option #1 is selected, AHFC will pay to ATC a "Data Management Fee"
         of $ *   per vehicle for every Honda Vehicle posted on the site. This fee assumes that AHFC posts at least 90,000 vehicles on the ATCADVANTAGE website annually. In the event postings on the ATCADVANTAGE website are less than 90,000 vehicles annually ATC reserves the right to renegotiate the Data Management Fee.

         Option #2. In the event AHFC desires to bring both ATCADVANTANGE technology and remarketing activities in house, ATC agrees to license the use of the ATCADVANTAGE technology, then in effect at December 31, 2003, to AHFC. The fee for such license is herein called "Data Management Fee". ATC will not be responsible for maintaining, servicing and upgrading the ATCADVANTAGE technology. Furthermore, AHFC agrees


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* Confidential information omitted and filed separately with the Securities and
Exchange Commission
         not to disclose or share ATCADVANTAGE technology with any third party including, but not limited to, ATC competitors.

         If Option #2 is selected by AHFC, AHFC will pay to ATC a "Data
         Management Fee" of $ *   per vehicle for every Honda Vehicle posted on
         the ATCADVANTAGE WEBSITE. This fee assumes that AHFC posts at least 90,000 vehicles on the ATCADVANTAGE WEBSITE annually. In the event posting on the ATCADVANTAGE WEBSITE are less than 90,000 vehicles annually ATC reserves the right to renegotiate the Data Management Fee.

         Option #3 In the event AHFC desires to utilize competing technology, and enters into a remarketing relationship with a vendor other than ATC, this Agreement will continue to control the relationship between AHFC and ATC until such time as the competing technology is placed into service; however, in no case will such time period exceed 12 months.

         If the ATCADVANTAGE website is not continuously operational for any reason other than acts of God during any consecutive twenty-four hour period (a "24 Hour Down Period") that does not include any time within
         any other 24 Hour Down Period, ATC agrees to pay AHFC $  *   per 24
         Hour Down Period.

         The parties hereto may elect to renew this Agreement on such terms and conditions as may be mutually agreed upon. All renewals must be agreed upon in writing and signed by all parties hereto.


     4. Paragraph 4. of the Agreement is hereby replaced in its entirety as follows:

         4. As compensation for the services to be rendered by ATC, effective January 12, 2001 for California Honda/Acura franchise dealer purchases and February 1, 2001 for all dealer purchases, AHFC shall pay to ATC a Fee as follows:

              a.   For Honda Vehicles sold on the ATCADVANTAGE website to an
                   originating/receiving Honda/Acura franchise dealer $  *   per
                   vehicle.

              b. For Honda Vehicles sold on the ATCADVANTAGE website to a non-originating/non-receiving Honda/Acura franchise dealer
                   $  *   per vehicle.

              c. At AHFC's sole option, certain Honda Vehicles listed on the ATCADVANTAGE website may become available for purchase by a non-Honda and/or non-Acura dealer for Honda Vehicles sold on the

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* Confidential information omitted and filed separately with the Securities and
Exchange Commission

                   ATCADVANTAGE website to a non-Honda/Acura franchise dealer
                   the fee payable by AHFC to ATC will be $  *   per vehicle.

              d. ATC reserves the right to assess additional fees for the sale of Honda Vehicles on the ATCADVANTAGE website to be paid by purchasing non-Honda/Acura franchise dealers (Buy Fees).

              e. ATC reserves the right to charge monthly subscription and/or transactional fees to participating Inter-Dealer Trading Community Honda/Acura franchise dealers (Exhibit E, 7).

              f. Special reports other than those currently provided to AHFC, as listed in the ATC/AHFC Current Reports (Exhibit D), will be provided to AHFC upon request. Prior to initiating services to create a special report, ATC will provide to AHFC an estimate of the charges for developing such special report. The estimated charge will consist of either a fixed charge or a charge computed on a time and material basis at $ * per hour. If after acceptance by AHFC of a special report to be charged on a time and material basis, and after initiation of services to develop such special report, ATC believes it will exceed the estimate previously provided, it will immediately notify AHFC of such additional costs before proceeding.

              g. Functional changes unique to AHFC would continue to be charged to AHFC. These will include but not be limited to:

               o   Pricing model or formula changes

               o   Special programs unique to AHFC

               o Investigative efforts to resolve data problems between AHFC, ATC, and/or Honda vendors |X| API changes (data communication between ATC and AHFC).

                        Prior to initiating functional changes and/or new
                   projects, ATC will provide to AHFC an estimate of the charges for developing such functional changes and/or new projects. The estimated charge will consist of either a fixed charge or a charge computed on a time and material basis at $ * per hour. If after acceptance by AHFC of functional changes and/or new projects, to be charged on a time and material basis, and after initiation of services to develop such functional changes and/or new projects, ATC believes it will exceed the estimate previously provided, it will immediately notify AHFC of such additional costs before proceeding.



                   Billing for services will be presented to AHFC monthly. All payments shall be payable to ATC at 15170 North Hayden Road Suite 5



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* Confidential information omitted and filed separately with the Securities and
Exchange Commission

                   Scottsdale, AZ 85260, or at such other place or places as ATC may, by written notice, direct.

     5. Except as explicitly outlined in this First Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect and shall apply to all parties thereunder.

     6. This First Amendment shall be effective when the parties thereto each have received an executed original thereof.


IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the date first written above.



AUTOTRADECENTER.COM INC                AMERICAN HONDA FINANCE CORP


BY:/S/ROGER L. BUTTERWICK              BY:/S/STEPHEN E. SMITH
    ------------------------------        -------------------------------------



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                                    EXHIBIT D

                            ATC/AHFC CURRENT REPORTS




ATC provides to AHFC, at ATC's expense, the following reports on a weekly/monthly basis.


REPORTS GENERATED DAILY

         Honda Portfolio Facts         Make and model mix, sales performance
                                       by model, and various other portfolio
                                       facts.

         Daily Sales Report            Sales of vehicles, daily

         TID vs. NTID sales            Compares sales of Turn in Dealer (TID)
                                       against Non Turn in Dealer (NTID), daily

         Branch Sales Report           Cumulative sales by branch, daily.

         Branch Activity Report        Roll-off, TID and NTID activity, by
                                       branch, daily

         Condition Report (CR)         CR's received from 3rd party vendors,
                                       by State.


REPORTS GENERATED MONTHLY

         Analysis of sales             by dealer; by branch and dealer code,
                                       by dealer and branch, and by district
                                       and dealer code.

         Schedule of top 10 buyers


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                                    EXHIBIT E
                    ATCADVANTAGE EXPANDED E COMMERCE OVERVIEW



GENERAL


The ATCADVANTAGE website, designed, developed, executed, and maintained by AutoTradeCenter.com Inc., on behalf of American Honda Finance Corporation, utilizes the ATCADVANTAGE technology. This technology is designed specifically to deliver expanded e-commerce remarketing tools. In AHFC's application it facilitates the management, viewing, sale, documentation, auction consignment, and report generation for available Honda vehicles. Specific website features which may be subject to additions, deletions and/or other modifications follow.



SPECIFIC


1.   COMMUNITY
     a.       Restricted access - User name and Password
     b.       Calendaring feature - AHFC manageable
     c.       Newsletter and/or other static information links
     d.       Transportation links
     e.       Dealer account history

2.   CARGROUP - "A collection of vehicles that behave in the same way"

     a. The Honda-Acura Franchise dealer community will initially include a CarGroup for standard off-lease vehicles and a second CarGroup for balloon payment vehicles.
     b. Honda Vehicles are available to Honda/Acura franchise dealers from all grounding locations.
     c.  The business rules (vehicle behavior rules) are determined by AHFC.
     d.  Additional CarGroups can be added to accommodate other vehicle bodies.
     e. Basic incentive program capability (attaches notification of participation in the sale document).

3.   VEHICLE UPLOAD AND ROLL OFF

     a.  Vehicle-
         i. ATC database is populated by data feeds from AHFC and AHFC vendors.
         ii.  Honda Vehicles are visible to enrolled dealers beginning sixty
              (60) days prior to lease maturity and continuing until vehicle Roll Off.
         iii. Honda Vehicles are purchasable at various times based on business rules defined by AHFC.

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     b.  Condition Report
         i.   Condition reports are linked to vehicle records by "VIN".
         ii.  Enrolled dealers may access all available condition reports.
         iii. Condition reports are used to determine MBPO pricing.
     c.  Roll Off
         i. At a time determined in CarGroup rule set, vehicles will "Roll Off" the site, meaning, the vehicle is no longer available for sale on the site. This is measured in days from the grounding date.

4. CONSIGNMENT TOOL - An electronic method of transferring vehicles from franchise dealer locations to select auctions.
     a. After specified number of days of exposure on the website, unsold vehicles will be assigned electronically by the ATC consignment tool to designated auction locations.
     b. Consigned inventory will remain viewable/purchasable by interested dealers en route to auction and throughout auction marshalling/pre-auction sale period.
     c. AHFC will be responsible for entering area codes into the ATC Consignment Tool for vehicle transfer to appropriate auction.

5.   AUCTION VISIBILITY
     a. Vehicles are visible and/or purchasable throughout turn-in/grounding period at dealership locations, up to and including auction consignment/marshalling period. This includes transportation time and auction grounding. All vehicles will be visible for a specified number of days.
     b. A vehicle is considered "received" at auction once an auction supplementary Condition Report is completed.

6.       TRANSACTION PROCESSING
     a. Upon sale of a vehicle, the site will create and send notifications by email to all parties identified by AHFC. Content of sale notification includes, but is not limited to:
         i.   Purchasing dealer number, name, address
         ii. Purchased vehicle info: VIN, purchase price, vehicle summary info (NOT including CR)
         iii. Vehicle location: auction and contact phone number

7. INTER-DEALER TRADING COMMUNITY (FUTURE) - An online sales community venue affording Honda/Acura dealers the ability to upload, track, and sell or trade "used" and/or "new" vehicle inventories. AHFC and ATC agree to mutually define the scope, content, and size of such a community, and further agree to negotiate the development costs for said community.


8.        SITE REPORTING
     a.  Daily sales report - summary of sales made for the date specified
     b.  Sales by location - Breakdown of location performance
     c. Sales by Model - Breakdown of sales by model d. Sales by dealer - Breakdown of sale by dealer e. Month sales report - Aggregate daily sales report
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